    As filed with the Securities and Exchange Commission on September 6, 1996
                                                  Registration No. 33-_______

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________

                               VANSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      94-2376431
   (State or other jurisdiction                  (I.R.S. employer identification
of incorporation or organization)                             number)

                                  _____________

              5964 WEST LAS POSITAS, PLEASANTON, CALIFORNIA  94588
                    (Address of principal executive offices)
                                  _____________

                               VANSTAR CORPORATION
                   STOCK OPTION AGREEMENT WITH JOHN SCHERTELL
                            (Full title of the plan)
                                  _____________
\
                            H. CHRISTOPHER COVINGTON
              Senior Vice President, General Counsel and Secretary
                               Vanstar Corporation
                              5964 West Las Positas
                          Pleasanton, California  94588
                                 (510) 734-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  _____________

                                    Copy to:
                             Lawrence G. Graev, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400


                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
Title of securities to       Amount to be      Proposed maximum         Proposed maximum        Amount of
    be registered             registered      offering price per       aggregate offering   registration fee
                                                   share                     price
- ------------------------------------------------------------------------------------------------------------
Common Stock; $.001
par value                     14,900 shares         $6.00                   $89,400               $31
- ------------------------------------------------------------------------------------------------------------

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

          (a) The following documents, which have been filed by Vanstar Corporation, a Delaware corporation (the "Registrant"), with the Commission, are incorporated herein by reference:

               (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1996.

               (iii) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          (b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

          Section 145 of DGCL provides for indemnification by the Company of its directors and officers. In addition, Article IX, Section 1 of the Company's By-laws requires the Company to indemnify any current or former director, officer or employee to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and certain officers which obligate the Company to indemnify such directors and officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

  Exhibit No.  Description
  -----------  -----------
     3.1       Restated Certificate of Incorporation of Registrant (1)
     3.2       By-laws of Registrant (1)
      4 Option to Purchase Common Stock dated July 3, 1991 issued by the Registrant to John A. Schertell.
      5 Opinion of O'Sullivan Graev & Karabell, LLP special counsel to the Corporation (including the consent of such special counsel) regarding the legality of securities being offered
    23.1 Consent of O'Sullivan Graev & Karabell, LLP special counsel to the Corporation (included in its opinion filed as Exhibit 5 hereto)
    23.2       Consent of Ernst & Young LLP, independent auditors


- -----------
(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.

ITEM 9.             UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect
                          to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 6th day of September, 1996.

                                   VANSTAR CORPORATION


                                   By:/s/ William Y. Tauscher
                                      --------------------------------------
                                      William Y. Tauscher
                                      Chairman of the Board, Chief Executive
                                        Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 6th day of September, 1996, by the following persons in the capacities indicated.

            Signature                                          Title
            ---------                                          -----
/s/ William Y. Tauscher                 Chairman of the Board, Chief Executive Officer
- -----------------------------------     and Director (Principal Executive Officer)
        William Y. Tauscher


/s/ Jeffrey S. Rubin                    Vice Chairman of the Board, Chief Financial
- -----------------------------------     Officer and Director (Principal Financial and
         Jeffrey S. Rubin               Accounting Officer)


/s/ Jay S. Amato                        President, Chief Operating Officer and Director
- -----------------------------------     (Principal Executive Officer)
           Jay S. Amato


/s/ John W. Amerman
- -----------------------------------     Director
          John W. Amerman


/s/ Richard H. Bard
- -----------------------------------     Director
          Richard H. Bard


/s/ Stephen W. Fillo
- -----------------------------------     Director
         Stephen W. Fillo


/s/ Stewart K.P. Gross
- -----------------------------------     Director
        Stewart K. P. Gross


            Signature                                          Title
            ---------                                          -----

/s/ William H. Janeway
- -----------------------------------     Director
        William H. Janeway


- -----------------------------------     Director
          John R. Oltman


/s/ John L. Vogelstein
- -----------------------------------     Director
        John L. Vogelstein


/s/ Josh S. Weston
- -----------------------------------     Director
          Josh S. Weston

